Exhibit 99.1

SS Innovations Announces Successful Completion of First Robotic Cardiac Surgery in the Western
Hemisphere Utilizing the Company’s SSi Mantra 3 Surgical Robotic System

Surgery performed by Dr. Juan Zuniga at Interhospital in Guayaquil, Ecuador

Fort Lauderdale, FL – June 16, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the first robotic cardiac surgery in the Americas and Western Hemisphere has been successfully performed utilizing the Company’s SSi Mantra 3 surgical robotic system. On June 8, 2025, Dr. Juan Zuniga, a cardiothoracic surgeon from Interhospital in Guayaquil, Ecuador, became the first surgeon to perform a robotic cardiac surgery in the Americas and Western Hemisphere using the SSi Mantra 3. The surgery involved a robotic Atrial Septal Defect closure, a procedure that repairs a hole between the upper two chambers of the heart.

Upon the completion of the surgery, Dr. Zuniga commented, “On the heels of SSi Mantra’s debut in Latin American robotic surgeries, we decided to leverage this advanced system in complex specialties, particularly in cardiovascular surgeries. The experience was good, this equipment was very easy to handle and manipulate, and the results were effective as we did a transesophageal echocardiogram to verify the complete closure of the communication between the two upper chambers of the heart. We were very happy with the results in achieving a successful closure and the patient is recovering very well.”

Dr. Zuniga went on to describe his experience using the SSi Mantra system for the first time, “Because it is a minimally invasive procedure, the recovery is much faster, bleeding much less, and since it is done robotically, the manipulation of the tissues is much more precise, and so is the suturing. It gives the surgeon the confidence that every stitch that is made with the platform is placed precisely and without complication.”

Interhospital, the first hospital in South America to install the SSi Mantra, has utilized the Company’s surgical robotic system to perform a variety of complex surgical procedures since its installation.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com